UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ⌧

Filed by a party other than the Registrant ◻

Check the appropriate box:

◻ Preliminary Proxy Statement

◻ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

⌧ Definitive Proxy Statement

◻ Definitive Additional Materials

◻ Soliciting Material pursuant to Section 240.14a-12

PURE CYCLE CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

⌧ No fee required.

◻ Fee paid previously with preliminary materials:

◻ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PURE CYCLE CORPORATION

34501 E. Quincy Avenue, Building 1, Suite D

Watkins, CO 80137

(303) 292-3456

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on January 14, 2026

TO PURE CYCLE’S SHAREHOLDERS:

You are cordially invited to attend the annual meeting of shareholders of Pure Cycle Corporation. The meeting will be held at the offices of Pure Cycle Corporation located at 34501 E. Quincy Avenue, Building 1, Suite D, Watkins, CO 80137, on January 14, 2026, at 2:00 p.m. Mountain Time, or at such other time or place as may be announced in the event of an adjournment or postponement thereof. If a change is made, we will announce the change in advance, and details on how to participate will be issued by press release, posted on our website, and filed as additional proxy materials. The purposes of the meeting are to:

1.	Elect the seven persons named in the accompanying proxy statement to serve on our board of directors until the next annual meeting of shareholders, or until their successors have been duly elected and qualified;
2.	Ratify the appointment of Forvis Mazars, LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2026;
3.	Approve, on an advisory basis, the compensation of our named executive officers;
4.	Vote, on an advisory basis, on the frequency of future advisory votes on executive compensation; and
5.	Transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Only shareholders of record as of 5:00 p.m., Mountain Time, on November 17, 2025 (the “record date”), will be entitled to notice of or to vote at this meeting or any adjournment(s) or postponement(s) thereof.

You must RSVP if you plan to attend the meeting in person so we may ensure we have adequate space. Please email us at info@purecyclewater.com with the number of planned in-person attendees no later than 5:00 p.m. Mountain Time on January 2, 2026, if you plan to attend in person. IF YOU DO NOT RSVP BY THIS DATE, YOU MAY NOT BE ADMITTED TO THE MEETING.

Whether or not you plan to attend, please vote promptly by following the instructions on the Important Notice Regarding the Availability of Proxy Materials or, if you requested a printed set of proxy materials, by completing, signing and dating the enclosed proxy and returning it in the accompanying postage-paid envelope. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Mark W. Harding
Mark W. Harding, President

December 4, 2025

INFORMATION ABOUT THE MEETING2

What is the purpose of the Meeting?2

Who is entitled to vote and how many votes do I have?2

How do I vote?2

Can I change or revoke my vote?2

Will my shares held in street name be voted if I do not provide my proxy?2

What is a quorum?2

How many votes are required to approve the proposals?2

Does Pure Cycle expect there to be any additional matters presented at the Meeting?3

When will the results of the voting be announced?3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS3

Voting Securities and Principal Holders Thereof3

Securities Authorized for Issuance Under Equity Compensation Plans4

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS5

Directors and Director Nominees5

Executive Officer (Non-Director)7

CORPORATE GOVERNANCE AND BOARD MATTERS7

Board Leadership Structure7

Board Committees7

Board Role in Risk Oversight8

Board Diversity9

Board Membership and Director Independence9

Code of Business Conduct and Ethics10

Shareholder Communications with the Board10

Director Compensation10

EXECUTIVE COMPENSATION11

Named Executive Officers (“NEO”)11

Executive Compensation Discussion11

Compensation Philosophy11

Shareholder Feedback and Say-On-Pay Results12

Compensation Components12

Compensation of Pure Cycle’s Executive Officers12

Stock Ownership Guidelines for Executive Officers13

Insider Trading Policy13

Policies and Practices for Granting Stock Options and Stock Appreciation Awards.13

Employment and Severance Agreements13

Summary Compensation Table14

Outstanding Equity Awards at Fiscal Year-End14

Pay versus Performance Table14

Pay versus Performance Narrative15

REPORT OF THE AUDIT COMMITTEE17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS17

PROPOSAL 1 – ELECTION OF DIRECTORS18

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM18

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION19

PROPOSAL 4 – FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION20

ACTION TO BE TAKEN UNDER THE PROXY20

OTHER INFORMATION21

Delinquent Section 16(a) Reports21

Shareholder Proposals and Nomination of Directors21

Delivery of Materials to Shareholders with Shared Addresses21

Availability of Annual Report and Other Documents21

PURE CYCLE CORPORATION

34501 E. Quincy Avenue, Building 1, Suite D

Watkins, CO 80137

(303) 292-3456

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

To be held on January 14, 2026

This proxy statement is being made available to shareholders in connection with the solicitation of proxies by the board of directors of PURE CYCLE CORPORATION (“Pure Cycle,” the “Company,” “we,” “us,” or “our”) to be voted at our annual meeting of shareholders (the “Meeting”) to be held at the Company’s offices located at 34501 E. Quincy Avenue, Building 1, Suite D, Watkins, CO 80137, on January 14, 2026, at 2:00 p.m. Mountain Time, or at any adjournment or postponement thereof. If a change is made, we will announce the change in advance, and details on how to participate will be issued by press release, posted on our website, and filed as additional proxy materials. Our officers, directors, and other regular employees may, without additional compensation, solicit proxies personally or by other appropriate means. We will pay the costs associated with any proxy solicitations performed by our officers, directors, or other regular employees.

On or about December 4, 2025, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders, which contains instructions on how to access the proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended August 31, 2025, on the Internet, as well as instructions on how to request paper copies. In addition, shareholders may request proxy materials in printed form by writing our Corporate Secretary at the address set forth above.

If you would like to receive the Notice via email rather than regular mail in future years, please follow the instructions in the Notice. Choosing to receive future notices by email will help us reduce the costs and environmental impact of the Meeting. Voting in a timely manner will also reduce the need for us to solicit votes and reduce the costs associated with the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on January 14, 2026:

The proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended August 31, 2025, are available at http://www.proxyvote.com.

INFORMATION ABOUT THE MEETING

What is the purpose of the Meeting?

At the Meeting, shareholders will be asked to act upon the matters outlined above in the Notice of Annual Meeting of Shareholders and as described in this proxy statement. The matters to be considered are (1) the election of directors, (2) the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending August 31, 2026, (3) the approval, on an advisory basis, of the compensation of our named executive officers, (4) the vote, on an advisory basis, on the frequency of future advisory votes on executive compensation; and (5) such other matters as may properly come before the Meeting. Executive officers will be available to respond to appropriate questions.

Who is entitled to vote and how many votes do I have?

If you were a shareholder of record as of 5:00 p.m., Mountain Time, on November 17, 2025 (the “record date”), you will be entitled to vote at the Meeting or any adjournments or postponements thereof. On the record date, there were 24,090,605 shares of our common stock, 1/3 of $.01 par value (“common stock”), issued and outstanding. Each outstanding share of our common stock will be entitled to one vote on each matter acted upon. There is no cumulative voting.

How do I vote?

If your shares are held in an account at a bank, brokerage firm, or other nominee in “street name,” you need to submit voting instructions to your bank, brokerage firm, or other nominee in order to cast your vote. If you wish to vote in person at the Meeting, please RSVP to inform us that you will be attending in person as noted above, and you must obtain a valid proxy from the nominee that holds your shares. If you are the shareholder of record, you may vote your shares by following the instructions in the Notice, or, if you have received a printed set of the proxy materials, you may vote your shares by completing, signing, and dating the enclosed proxy card and then mailing it to our transfer agent in the pre-addressed envelope provided. You may also vote your shares by calling the transfer agent at the number listed on the proxy card or by attending the Meeting in person if you RSVP in advance as described above.

Can I change or revoke my vote?

A proxy may be revoked by a shareholder any time before it is voted at the Meeting by submission of another proxy bearing a later date, by attending the Meeting and voting in person, or if you are a shareholder of record, by written notice of revocation to our Corporate Secretary.

Will my shares held in street name be voted if I do not provide my proxy?

If you hold your shares through a bank, broker, or other nominee, your shares must be voted by the nominee. If you do not provide voting instructions, under the rules of the securities exchanges, the nominee’s discretionary authority to vote your shares is limited to “routine” matters. We believe that proposals 1,3, and 4 are not considered routine matters for this purpose, so if you do not provide voting instructions to your nominee, your shares will not be voted at the Meeting with respect to these proposals. In this case, your shares will be treated as “broker non-votes” and will not be counted for purposes of determining the outcome on these proposals.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has discretionary authority to vote on at least one matter at the meeting but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

What is a quorum?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock constitutes a quorum at the Meeting for the election of directors and for the other proposals. Abstentions and broker non-votes are counted for the purposes of determining whether a quorum is present at the Meeting.

How many votes are required to approve the proposals?

●	Election of Directors – The election of directors requires the affirmative vote of a plurality of the votes cast by shares represented in person or by proxy and entitled to vote for the election of directors. This means that the nominees receiving the most votes from those eligible to vote will be elected. You may vote “FOR” all of the nominees, or your vote may be “WITHHELD” with respect to one or more of the nominees; however, a “withheld” vote or a broker non-vote (defined above) will have no effect on the outcome of the election.

●	Ratification of auditors and advisory vote on executive compensation – With respect to proposals 2 and 3, the number of votes cast in favor of the proposal at the Meeting must exceed the number of votes cast against the proposal for the proposal to be approved. You may vote “FOR” or “AGAINST” these proposals, or you may “ABSTAIN.” Abstentions will not be counted as votes for or against proposal 2 or 3 and, therefore, will have no effect on the vote. Broker non-votes will have no effect on the vote for proposal 3; because proposal 2 is considered a “routine” matter, there should be no broker non-votes relating to that proposal. Because your vote on executive compensation is advisory, it will not be binding on the board of directors or us. However, the board of directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

●	Frequency on advisory vote on executive compensation – With respect to the advisory vote regarding the frequency of future executive compensation advisory votes, shareholders may vote for a frequency of every one, two, or three years, or may abstain. The board of directors will consider the option that receives the most votes to be the option selected by our shareholders. Although the vote is advisory and not binding, the board of directors will review and consider the voting results when determining the frequency of shareholder voting on executive compensation. Abstentions and “broker non-votes” will be excluded from the vote and will have no effect on the outcome of the vote.

If no specification is made, then the shares will be voted “FOR” the election as directors of the persons nominated by the board of directors, “FOR” Proposal 2, “FOR” Proposal 3, for once every THREE years with respect to Proposal 4, and otherwise in accordance with the recommendations of the board of directors.

Does Pure Cycle expect there to be any additional matters presented at the Meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Meeting. If you grant a proxy, the persons named as proxy holders, Mark W. Harding and Marc S. Spezialy, have the discretion to vote your shares on any additional matter properly presented for a vote at the Meeting. If for any unforeseen reason any of the director nominees are not available for election at the date of the Meeting, the named proxy holders will vote your shares for such other candidates as may be nominated by the board.

When will the results of the voting be announced?

We will announce preliminary results at the Meeting and will publish final results in a current report on Form 8-K to be filed within four business days of the date of the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

Voting Securities and Principal Holders Thereof

The following table sets forth information as of the record date of November 17, 2025, as to the beneficial ownership of shares of our common stock by (i) each person (or group of affiliated persons) known to us to own beneficially 5% or more of the common stock, (ii) each of our directors and each nominee for director, (iii) each executive officer, and (iv) all directors and executive officers as a group. All information is based on information filed by such persons with the Securities and Exchange Commission (the “SEC”) and other information provided to us by such persons. Except as otherwise indicated, we believe each of the beneficial owners listed has sole investment and voting power with respect to such shares. On the record date, there were 24,090,605 shares of common stock outstanding. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire shares within 60 days of the record date are included as outstanding and beneficially owned for that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class
5% OR MORE BENEFICIAL OWNERS
Maran Capital Management, LLC	3,549,000	(1)	14.7%
Magnolia Capital Fund, LP	2,089,408	(2)	8.7%
BlackRock, Inc.	1,311,881	(3)	5.4%
DIRECTORS AND NAMED EXECUTIVE OFFICERS
Mark W. Harding **	1,045,089	(4)	4.3%
Marc S. Spezialy **	-
Patrick J. Beirne **	44,105	(5)	*
Wanda J. Abel **	10,605		*
Frederick A. Fendel III **	12,605		*
Susan D. Heitmann **	4,174		*
Daniel R. Kozlowski **	348,557		1.4%
Jeffrey G. Sheets **	14,605		*
All officers and directors as a group (8 persons)	1,479,740	(6)	6.1%
*	Less than 1%
**	Address is our corporate address: 34501 E. Quincy Avenue, Bldg. 1, Suite D, Watkins, CO 80137
(1)	As reported in the Schedule 13D filed on November 19, 2025, by Maran Capital Management, LLC (“MCM”). Based on such filing, (i) Maran Partners GP, LLC (“MPGP”), has shared voting power over 469,000 of the reported shares and share dispositive power over 469,000 of the reported shares which is held in Maran Partners Fund, LP (“MPF”), (ii) Maran SPV GP, LLC (“MSPVGP”), has shared voting power over 480,000 of the reported shares and shared dispositive power over 480,000 of the reported shares which is held in Maran SPV1 LP (“MSPV1”), and (iii) Plaisance SPV I, LLC (“PSPVI”), has shared voting power over 2,600,000 of the reported shares and shared dispositive power over 2,600,000 of the reported shares. Daniel Roller is the sole managing member of MCM, which is the investment manager of MPF, MSPV1 and PSPVI. Mr. Roller is the sole managing member of MPGP, which is the general parter of MDF. Mr. Roller is the sole management member of MSPVGP, which is the general partner of MSPV1. The principal business address of MPF, MPGP, MSPV1, MSPVGP, PSPVI, MCM and Mr. Roller is 250 Fillmore St, Suite 150, Denver, CO 80206.
(2)	As reported in the Schedule 13G filed on February 14, 2024, as amended Schedule 13G/A filed on November 12, 2024, filed by Magnolia Capital, LP. Based on such filing, (i) Magnolia Capital, LP. (“MCF”), has sole voting power over 2,083,408 of the reported shares and sole dispositive power over 2,083,408 of the reported shares, (ii) The Magnolia Group, LLC (“TMG”), has sole voting power over 2,083,408 of the reported shares and sole dispositive power over 2,083,408 of the reported shares and (iii) Adam K. Peterson has sole voting power over 2,089,408 of the reported shares and sole dispositive power over 2,089,408 of the reported shares. Mr. Peterson is the managing member of TMG, and TMG and Mr. Peterson may each exercise voting and dispositive power over the shares held by MCF. TMG and Mr. Peterson disclaim beneficial ownership of the securities held by MCF. Mr. Peterson also is the owner of 6,000 shares personally. The address of MCF, TMG and Mr. Peterson is 1601 Dodge Street, Suite 3300, Omaha, NE.
(3)	As reported in the Schedule 13G, filed by BlackRock Inc. on January 31, 2024. Based on such filing, BlackRock, Inc. has sole voting power over 1,303,224 of the reported shares and sole dispositive power over 1,311,881 of the reported shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(4)	Includes 305,000 shares purchasable by Mr. Harding under options exercisable within 60 days of the record date. Includes 210,000 shares of common stock held by SMA Investments, LLLP, a limited liability limited partnership controlled by Mr. Harding.
(5)	Includes 19,500 shares purchasable by Mr. Beirne under options exercisable within 60 days of the record date.
(6)	Includes the following shares:
a.	210,000 shares held by SMA Investments, LLLP as described in footnote (4) above, and
b.	324,500 shares purchasable by directors and officers under options exercisable within 60 days of the record date.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information regarding our equity compensation plans as of August 31, 2025. All securities outstanding represent options to purchase common stock pursuant to our 2024 Equity Incentive Plan (the “2024 Plan”) and our 2014 Equity Incentive Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans:
Approved by security holders	489,500	$9.52	1,973,796
Not approved by security holders	—	—	—
Total	489,500	$9.52	1,973,796

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth the name, age and title of each current director, each nominee standing for election to the board of directors and each of our executive officers.

Name	Age	Position
Mark W. Harding	62	Director, President and CEO*
Marc S. Spezialy	43	Vice President and CFO
Wanda J. Abel	67	Director*
Patrick J. Beirne	62	Director* and Chair
Frederick A. Fendel III	70	Director*
Susan D. Heitmann	61	Director*
Daniel R. Kozlowski	54	Director*
Jeffrey G. Sheets	71	Director*

*	Director nominee

Directors are elected for one-year terms, which expire at the next annual meeting of shareholders or when their successors are duly elected and qualified. Our executive officers are elected by the board of directors, typically annually, and serve at the discretion of the board of directors. Set forth below are the names of the director nominees and executive officers, all positions and offices held by each such persons, the period during which each has served as such, and the principal occupations and employment of and public company directorships held by such persons during at least the last five years. With respect to nominees, additional information is included regarding the skills, knowledge and experience with respect to each nominee that has led the board of directors to conclude that each such nominee should be elected or re-elected as a director.

Directors and Director Nominees

Mark W. Harding. Mr. Harding joined us in April 1990 as Corporate Secretary and Chief Financial Officer (“CFO”). He was appointed as our President in April 2001, Chief Executive Officer (“CEO”) in April 2005, and a member of the board of directors in February 2004. Mr. Harding stepped down as CFO in April 2020. Mr. Harding brings a background in investment banking and public finance, having worked from 1988 to 1990 for Price Waterhouse’s management consulting services where he assisted clients in public finance and provided other investment banking related services. Mr. Harding is the President and a board member of the Rangeview Metropolitan District, Sky Ranch Metropolitan District Nos. 1, 3, 4, 5, 6, 7 and 8 and the Sky Ranch Community Authority Board, and President of the South Metro Water Supply Authority. Mr. Harding also serves on the board of directors and as the President of the Sky Ranch Academy school board and is a board member of the managing partner of Hawaiian Macadamia Nut Orchards, L.P., which until June 2018 was a publicly traded limited partnership. Mr. Harding earned a Bachelor of Science degree in Computer Science and a Master of Business Administration in Finance from the University of Denver. In determining Mr. Harding’s qualifications to be on the board of directors, the board of directors considered, among other things, Mr. Harding’s extensive experience with Pure Cycle and his service on a number of advisory boards relating to water and wastewater issues in the Denver region as well as municipal boards, school boards, and chamber of commerce boards.

Wanda J. Abel. Ms. Abel was elected to the board of directors in January 2022. Since 1993, Ms. Abel has been a partner at the law firm of Davis Graham & Stubbs LLP, a Denver, Colorado-based firm, where she started as an associate in 1986. She served as our outside corporate-counsel from 1990 until she was elected to the board of directors, and as our outside securities counsel from 1990 through 2020. In addition, she has represented both public and private companies in securities matters, mergers and acquisitions, complex commercial agreements, financings and joint ventures, and served as in-house counsel for a NYSE-listed company. Ms. Abel received a Bachelor of Arts degree and a Master of Library Science from Indiana University and a Juris Doctor degree from the University of Colorado Law School. In determining Ms. Abel’s qualifications to serve on the board of directors, the board of directors has considered, among other things, her expertise in securities law, corporate governance, and complex commercial agreements, in particular her extensive knowledge of and experience with our State Land Board Lease and the other Rangeview Water Agreements.

Patrick J. Beirne. Mr. Beirne was appointed to the board of directors in January 2016 and appointed as Chair of the board of directors in January 2021. Since April 2015, Mr. Beirne has been the Chairman and CEO of Nelson Pipeline Constructors LLC (“Nelson Pipeline”), a private company majority owned by Mr. Beirne. Nelson Pipeline is an underground utility contractor specializing in the construction of underground sanitary sewer, water and storm water pipelines. Prior to working at Nelson Pipeline, Mr. Beirne worked at Pulte Group, Inc. for 29 years in various management roles, where he gained extensive experience in the home building industry. In his last position with Pulte Group, Inc., from January 2008 to September 2014, he served as Central Area President, where he helped create the strategy for the firm’s long-term vision and oversaw operations in 10 states. Mr. Beirne also serves on two private company boards: Ox Engineered Products, Inc., a manufacturer of building materials based in Northville, Michigan, where he serves on the audit and compensation committees, and DPIS Engineering, LLC, an engineering service provider to residential builders across the country based in Houston, Texas. Mr. Beirne earned a Bachelor of Science degree from Michigan State University, is a Licensed General Contractor (Florida), and is active in many community and charitable organizations. In determining Mr. Beirne’s qualifications to serve on the board of directors, the board of directors has considered, among other things, his extensive experience and expertise in the home building industry and in construction of water and sewer pipelines.

Frederick A. Fendel III. Mr. Fendel was elected to the board of directors in January 2021. Mr. Fendel was an associate and then a partner at the Denver, Colorado law firm of Petrock Fendel Poznanovic, P.C. from 1980 through his retirement on December 31, 2020. He has served as outside water law counsel to us and the Rangeview Metropolitan District from 2002 through his retirement. In addition, he has represented many local governments, water utilities, special districts, developers, corporations, ditch companies, farmers and ranchers in water rights litigation; land and water acquisitions; development, zoning and subdivision approvals; real estate transactions and disputes; easement and right-of-way matters; water quality regulatory matters; and monitoring and supporting or opposing state legislation and rule-making. Mr. Fendel received a Bachelor of Arts degree from the University of Colorado and a Juris Doctor degree from the University of Michigan Law School. In determining Mr. Fendel’s qualifications to serve on the board of directors, the board of directors has considered, among other things, his extensive experience and expertise in Colorado water law and special district law, particularly with respect to the water rights we own or control.

Susan D. Heitmann. Ms. Heitmann was appointed to the board of directors in May 2024. Ms. Heitmann has over 30 years of accounting and finance experience.  Ms. Heitmann is a recently retired partner from KPMG LLP, based in Denver, Colorado, where she started as an associate in 1987. Ms. Heitmann has served as an auditor for SEC clients and private equity entities, as well as large privately held companies. Ms. Heitmann received a Bachelor of Science degree from the University of Illinois. In determining Ms. Heitmann’s qualifications to serve on the board of directors, the board of directors has considered, among other things, her extensive experience and expertise in finance and financial reporting, qualifying her as an audit committee financial expert.  Her background and experience is invaluable in her oversight role at Pure Cycle as an independent director.

Daniel R. Kozlowski. Mr. Kozlowski was elected to the board of directors in January 2021. Mr. Kozlowski is the founder and managing member of Plaisance Capital, LLC (“Plaisance Capital”), which serves as the general partner of the Plaisance Midway Fund LP and the Plaisance Fund LP. Plaisance Capital, LLC previously served as the general partner of Plaisance SPV I, LLC, a holder of Pure Cycle common stock. From 2000 until the founding of Plaisance Capital in 2017, Mr. Kozlowski worked at Janus Capital Corporation (now part of Janus Henderson Group PLC) (“Janus Capital”). While at Janus Capital, Mr. Kozlowski was the sole portfolio manager of Janus Capital’s Opportunistic Alpha strategies, including the $4 billion Janus Contrarian Fund. Mr. Kozlowski also managed a long-short equity account in addition to long-only strategies. Mr. Kozlowski earned a Bachelor of Business Administration from the University of Miami and a Master of Business Administration from the University of Chicago’s Booth School of Business. In determining Mr. Kozlowski’s qualifications to serve on the board of directors, the board of directors considered, among other things, his extensive experience in finance and investment management.

Jeffrey G. Sheets. Mr. Sheets was appointed to the board of directors in January 2020. Since 1991, Mr. Sheets has been Vice President of Koelbel and Company, a private Colorado commercial and residential development company. In addition, Mr. Sheets serves as a board member for a number of special districts in Colorado. Mr. Sheets received his undergraduate degree from Westmont College in Santa Barbara, California and his master’s degree from the University of Denver. In determining Mr. Sheets’ qualifications to serve on the board of directors, the board of directors considered, among other things, his extensive knowledge of real estate development in Colorado, including his experience with master planning and entitlements for both residential and commercial projects, land acquisitions, property assessments, and special districts.

Executive Officer (Non-Director)

Marc S. Spezialy. Mr. Spezialy joined us in July 2023 and was appointed Vice President and CFO on July 21, 2023. Mr. Spezialy has more than 20 years of accounting and finance experience. Mr. Spezialy is a board member of Sky Ranch Metropolitan District Nos. 1, 3, and 5 and the Sky Ranch Community Authority Board. Mr. Spezialy also serves as an associate director on the board of Credit Union of Denver. Prior to joining Pure Cycle, Mr. Spezialy was the VP, Controller, from September 2022 through July 2023, of Pulte Mortgage LLC, a subsidiary of PulteGroup, Inc. based in Denver, Colorado. From January 2022 to September 2022, Mr. Spezialy was the VP Finance for Alviere, a financial services technology platform based in Denver, Colorado. From October 2019 to December 2021, Mr. Spezialy was the CFO of Equinox, a land development and water management company based in Denver, Colorado.  From March 2018 to October 2019, Mr. Spezialy was the CFO of Boxwheel, LLC, a semi-trailer leasing company based in Denver, Colorado. Mr. Spezialy began his career with PricewaterhouseCoopers LLP in San Francisco in the Audit and Advisory Business Services group. After being promoted to Audit Manager, Mr. Spezialy transitioned to corporate accounting and served in various senior level accounting and finance positions. Mr. Spezialy obtained his bachelor’s degree in both Accounting and Finance from the University of San Francisco and is a licensed Certified Public Accountant in the state of California.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

Our board of directors has chosen to separate the positions of CEO and Chair of the board of directors. Our board of directors believes keeping these positions separate allows our CEO to focus on developing and implementing our business plans and supervising our day-to-day operations. Meanwhile, it allows the Chair of our board of directors to lead the board of directors in its oversight and advisory roles, allowing the board of directors to keep a clean and separate distinction between overseeing the executive officers charged with management of Pure Cycle and the day-to-day operations of Pure Cycle. Because of the many responsibilities of the board of directors and the significant time and effort required by each of the Chair and the CEO to perform their respective duties, we believe having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances our prospects for success. The board of directors also believes that having separate positions provides a clear delineation of responsibilities for each position and fosters greater accountability of management.

Board Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee (the “Nominating Committee”). Committee members and chairs are appointed by the board of directors following each annual meeting of shareholders. Each of the committees regularly reports on its activities and actions to the full board of directors.

The table below sets for the current membership of each standing committee:

Committee:
Director	Audit	Compensation	Nominating
M. Harding	—	—	—
P. Beirne (Board Chair)	X	—	—
W. Abel	—	—	Chair
F. Fendel	X	X	—
S. Heitmann	Chair	—	—
D. Kozlowski	—	Chair	X
J. Sheets	—	X	X

Audit Committee – The current members of the Audit Committee are Ms. Heitmann (Chair) and Messrs. Beirne and Fendel. The board of directors has determined that all the members of the Audit Committee are “independent” within the meaning of the listing rules of the Nasdaq Stock Market (“Nasdaq”) and the SEC rules governing audit committees. In addition, the board has determined that Ms. Heitmann meets the SEC’s criteria of an “audit committee financial expert” by reason of her understanding of U.S. Generally Accepted Accounting Principles (“GAAP”) and the application of GAAP, her education, her experiences as an auditor, and her understanding of financial statements. See Ms. Heitmann’s biography under “DIRECTOR NOMINEES AND EXECUTIVE OFFICERS” for additional information. The functions to be performed by the Audit Committee include the appointment, retention, compensation, and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by such auditors. The Audit Committee Charter is available on our website at www.purecyclewater.com.

Compensation Committee – The current members of the Compensation Committee are Mr. Kozlowski (Chair) and Messrs. Fendel and Sheets. The board of directors has determined that all members of the Compensation Committee are “independent” within the meaning of the listing rules of Nasdaq and SEC rules governing compensation committees. The functions to be performed by the Compensation Committee include establishing the compensation of executive officers, evaluating the performance of executive officers and key employees, and administering our employee incentive compensation plans. The Compensation Committee typically meets with the executive officers to obtain information about employee performance and compensation recommendations. It also has the authority to engage outside advisors to assist the committee with its functions. The Compensation Committee has the power to delegate authority to the CEO or a subcommittee to make certain determinations with respect to compensation for employees who are not executive officers. Our Compensation Committee Charter is available on our website at www.purecyclewater.com.

Nominating and Corporate Governance Committee – The current members of the Nominating Committee are Ms. Abel (Chair), and Messrs. Kozlowski and Sheets. The board of directors determined that all members of the Nominating Committee are “independent” within the meaning of the listing rules of Nasdaq. The principal responsibilities of the Nominating Committee are to identify and nominate qualified individuals to serve as members of the board and to make recommendations to the board with respect to director compensation. In addition, the Nominating Committee is responsible for establishing our Corporate Governance Guidelines and evaluating the board and its processes. In selecting nominees for the board, the Nominating Committee evaluates each individual in the context of the board as a whole to recommend a group that can best perpetuate the success of the business and best represents the interests of our shareholders. The Nominating Committee assesses the board’s ability to exercise sound judgement through diversity of experience. In accordance with the Nominating Committee Charter, the factors considered by the Nominating Committee in evaluating board and individual director candidates include, but are not limited to, business experience in the industries in which we operate, financial expertise, independence from us, experience with publicly traded companies, experience with relevant regulatory matters in which we are involved, reputation regarding integrity and professionalism, diversity of factors including age, gender, race, ethnicity, nation of origin, sexual orientation or identity, and disability. Nominees must be at least 21 years of age and less than 75 on the date of the annual meeting of shareholders unless the Nominating Committee waives such requirements. Identification of prospective board members is done by a combination of methods, including word-of-mouth in industry circles, inquiries of outside professionals and recommendations made to us. Our Nominating Committee Charter is available on our website at www.purecyclewater.com.

The Nominating Committee will consider nominations for director made by shareholders of record entitled to vote. The Nominating Committee evaluates nominees recommended by shareholders utilizing the same criteria it uses for other nominees. Each shareholder recommendation should be accompanied by the information set forth in the charter of the Nominating Committee.

Board Role in Risk Oversight

Our board of directors has responsibility for the oversight of our risk management processes. The board of directors administers its oversight function through committees, retaining responsibility for general oversight of risks. The committee chairs are responsible for reporting findings regarding material risk exposure to the board of directors as quickly as possible. The board of directors delegates to the Audit Committee oversight responsibility to review our Code of Business Conduct and Ethics, including whether the Code of Business Conduct and Ethics appropriately addresses the prevention of illegal or improper conduct, and our management’s risk assessments and management’s financial risk management policies, including the policies and guidelines used by management to identify, assess, and manage our exposure to financial risk. Our Compensation Committee assesses and monitors any significant compensation-related risk exposure, and the steps management should take to monitor or mitigate such exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. In its oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. At least annually, the board of directors holds a strategic planning session with management to discuss in depth our strategies, key challenges, risks and opportunities. This involvement of the board of directors in setting our business strategy is a key part of its oversight of risk management, its assessment of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk. Additionally, the board of directors regularly receives updates from management regarding certain risks we face, including various operating risks. Management attends meetings of the board of directors and its committees on a regular basis and as is otherwise needed, and is available to address any questions or concerns raised by the board of directors on risk management and any other matters. The board of directors and its committees also hold executive sessions without management present to discuss, among other things, risks faced by Pure Cycle and management’s ability to effectively mitigate these risks.

Each board committee oversees the management of our risks that fall within such committee’s areas of responsibility. A description of each committee’s risk oversight focus is below. In performing this function, each committee has full access to management, as well as the ability to engage advisors. When a committee receives a report or update regarding an area of potential risk to us, the chair of the relevant committee determines whether it is materially significant enough to report on the discussion to the full board of directors. This enables our board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

The Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, internal investigations, and enterprise risks, generally. The Nominating Committee oversees our Corporate Governance Guidelines and governance-related risks, such as board independence, as well as management and director succession planning. The Compensation Committee oversees risks related to compensation policies and practices and is responsible for establishing and maintaining compensation policies and programs designed to create incentives consistent with our business strategy that do not encourage excessive risk-taking.

Board Diversity

Our board of directors believes that improving diversity on the board of directors is one of many important considerations in board composition. When considering candidates for the board of directors, the Nominating Committee evaluates the entirety of each candidate’s credentials, including factors such as experience, skill, age, diversity of background, gender, race, ethnicity, national origin, and sexual orientation or identity, as well as each candidate’s judgment, strength of character and specialized knowledge. As part of its efforts to increase board diversity, the Nominating Committee has proposed and supported amendments to our Corporate Governance Guidelines requiring the board of directors and the Nominating Committee to use all reasonable efforts to include in the list of candidates at least one female and one person of color when seeking to fill an empty board seat. Although the board of directors does not have a specific diversity policy, the Nominating Committee will evaluate the current composition of the board of directors, and all future director nominees, to ensure the board of directors reflect a diverse mix of skills, experiences, backgrounds, and opinions.  The Nominating Committee believes Pure Cycle’s current board of directors, as a group, reflects a diverse mix of skills, experiences, backgrounds, and opinions helpful to foster an effective decision-making environment and promote Pure Cycle’s culture. Director experiences cover a wide range of industries, sectors, and backgrounds, including construction, water rights, manufacturing, technology, financial services, military, legal, regulatory, and consulting.

The table below presents the diversity matrix for Pure Cycle’s board of directors as of August 31, 2025:

Pure Cycle Board Diversity Matrix
Total Number of Directors	7

Part I: Gender Identity
Female	2
Male	5
Did not disclose	—

Part II: Demographic Background
White	7
Other	—
Did not disclose	—

Board Membership and Director Independence

Director Independence – At least a majority of the members of the board of directors and all members of the Audit, Compensation, and Nominating Committees must be independent in accordance with the listing standards of Nasdaq. The board has determined that all the current members of the board of directors other than Mr. Harding are independent pursuant to the Nasdaq standards and the SEC rules governing board independence.

Board Meetings Held – The board of directors and each of the standing committees described herein meet throughout the fiscal year on a set schedule. They also hold special meetings and act by written consent from time to time as appropriate. Our independent directors meet regularly in executive sessions without management present. Generally, the executive sessions of independent directors are held in conjunction with each regularly scheduled board meeting.

During the fiscal year ended August 31, 2025, the board of directors held five (5) meetings, the Audit Committee held eight (8) meetings, the Compensation Committee held five (5) meetings, and the Nominating Committee held four (4) meetings. All board members attended 75% or more of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all standing committees on which such director served during the periods that such director served on the board of directors and standing committee(s), as applicable. All our board members are expected to attend the Meeting. All our board members attended the annual meeting of shareholders held in January 2025 (the “2025 annual meeting of shareholders”).

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics for our directors, officers and employees, which is available on our website at www.purecyclewater.com.

Shareholder Communications with the Board

The board of directors has adopted a policy for shareholders to send communications to the board of directors. The policy is available on our website at www.purecyclewater.com. Shareholders wishing to send communications to the board may contact the Chair of the board of directors at our principal place of business or by email to chairman@purecyclewater.com. All such communications shall be shared with the members of the board of directors or, if applicable, a specified committee or director.

Director Compensation

Pursuant to our director’s compensation structure approved at the board of director’s May 2022 meeting, each non-employee director receives an annual payment of $24,000 for each full year in which they serve as a director, with an additional $7,500 for serving as the chair of the Audit Committee, $3,500 for serving as chair of the Nominating Committee or Compensation Committee, $3,000 for serving on the Audit Committee, $2,000 for serving on the Nominating Committee or the Compensation Committee, and $7,500 for serving as chair of the board. In addition, the compensation structure provides for an award of the number of unrestricted shares of common stock upon election or reelection to the board of directors equal to $30,000 divided by the closing price of Pure Cycle’s common stock on the award date. Directors who are also our employees receive no fees for board service.  Currently, Mr. Harding is the only director who is also an employee.

The following table sets forth summary information concerning the compensation paid to our non-employee directors in fiscal 2025 for their board services:

Director Compensation
Name	Fees Earned Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
P. Beirne(2)	$34,500	$29,997	$64,497
W. Abel(3)	$27,500	$29,997	$57,497
F. Fendel(4)	$29,000	$29,997	$58,997
S. Heitmann(5)	$31,500	$29,997	$61,497
D. Kozlowski(6)	$29,500	$29,997	$59,497
J. Sheets(7)	$28,000	$29,997	$57,997

(1)	In addition to cash compensation, pursuant to the 2024 Plan, non-employee directors may receive equity-based awards at the discretion of the board. The board’s discretion includes the discretion to adopt one or more formulas for the determination of non-employee director awards as well as the discretion to determine the terms of such awards. The value reported in this column reflects the grant date fair market value calculated in accordance with FASB Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC 718”), utilizing the assumptions discussed in Note 8 to our audited consolidated financial statements for the fiscal year ended August 31, 2025, which are included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2025. There are no outstanding unvested stock awards.

(2)	The fees earned by Mr. Beirne are comprised of $24,000 for serving on the board of directors, $7,500 for serving as the board chair and $3,000 for serving on the Audit Committee.

(3)	The fees earned by Ms. Abel are comprised of $24,000 for serving on the board of directors and $3,500 for serving as chair of the Nominating Committee.

(4)	The fees earned by Mr. Fendel are comprised of $24,000 for serving on the board of directors and $5,000 for serving on the Audit and Compensation Committees.

(5)	The fees earned by Ms. Heitmann are comprised of $24,000 for serving on the board of directors and $7,500 for serving as chair of the Audit Committee since May 22, 2024.

(6)	The fees earned by Mr. Kozlowski are comprised of $24,000 for serving on the board of directors, $3,500 for serving as the chair of the Compensation Committee, and $2,000 for serving on the Nominating Committee.

(7)	The fees earned by Mr. Sheets are comprised of $24,000 for serving on the board of directors and $4,000 for serving on the Compensation and Nominating Committees.

The following table sets forth the outstanding option awards by each non-employee director as of August 31, 2025:

Name	Options Outstanding
P. Beirne	19,500
W. Abel	-
F. Fendel	-
S. Heitmann	-
D. Kozlowski	-
J. Sheets	-
Total	19,500

Stock Ownership Guidelines for Directors

In May 2023, at the recommendation of the Nominating Committee, the board of directors approved the adoption of stock ownership guidelines for our non-employee directors. Non-employee directors are expected to own Pure Cycle common stock equal in value to three times the annual cash retainer for non-employee directors. Non-employee directors are expected to achieve the desired stock ownership level within four years from the later of the date the guidelines were adopted or their initial election to the board of directors, and they are expected to continuously own sufficient shares to meet the guideline once attained.

EXECUTIVE COMPENSATION

Named Executive Officers (“NEO”)

Our NEOs are Mark W. Harding, President, CEO and Principal Executive Officer, and Marc S. Spezialy, Vice President, CFO and Principal Accounting Officer.

Executive Compensation Discussion

Compensation Philosophy

Our executive compensation program is administered by the Compensation Committee. The Compensation Committee reviews the performance and compensation level for each executive officer and makes recommendations to the board of directors for final approval. The CEO may provide information to the Compensation Committee regarding his compensation and that of the CFO; however, the Compensation Committee makes the final determination on the executive compensation recommendation to the board. Final compensation determinations are generally made in September following the end of our fiscal year.

The objectives of our executive compensation program are to correlate executive compensation with our business objectives and overall performance and to enable us to attract, retain and reward executive officers who contribute to our long-term growth and success. The executive compensation program is also designed to align the interests of our executives and shareholders through equity ownership.

The goal of the Compensation Committee is to provide a comprehensive compensation package that is competitive with compensation practices of companies with which we compete, provide variable compensation that is linked to achievement of our operational and financial performance goals, and align the interests of the executive officers with those of our shareholders.

Generally, our executive officers receive a base salary and an opportunity to earn cash and/or equity bonuses which are at the discretion of the Compensation Committee. The mixture of cash and non-cash compensation items are designed to provide each executive with a total compensation package that does not use an excessive amount of our capital or overly dilute the equity positions of our shareholders. Our executive officers are eligible for the same benefits available to all our employees, which include participation in a tax-qualified 401(k) plan, employer match, and health and dental plans. Beginning in fiscal year 2025 and expanding into fiscal 2026, the Compensation Committee is emphasizing an adjusted return on equity (“ROE”) and earnings before interest, tax, depreciation and amortization (“EBITDA”), in its evaluation of executive performance. In fiscal 2026, the Compensation Committee is expected to approve awards for performance share units for the executive team and key employees that vest over a three-year term based on improvements in ROE. Pure Cycle is an asset rich company; therefore, driving ROE higher will be a central component of the  philosophy of the board of directors.

Shareholder Feedback and Say-On-Pay Results

The Compensation Committee considers the outcome of the shareholder vote on the proposal to approve or not approve, on an advisory basis, the compensation of our NEOs (the “say-on-pay” proposal) when making future decisions relating to the compensation of our executive officers and our executive compensation program. At the 2025 annual meeting of shareholders, over 98% of the votes cast were for approval of the say-on-pay proposal. The Compensation Committee believes the results conveyed support for continuing with the philosophy, strategy, and objectives of our executive compensation program.

Compensation Components

The current compensation program for our executive officers consists of the following components:

Base Salary – Base salary is intended to provide our executive officers with basic non-variable compensation that is competitive considering each officer’s responsibilities, experience and performance, and our financial resources.

Discretionary Incentive Bonus – The Compensation Committee’s goal in granting incentive bonuses is typically to tie a portion of each executive officer’s compensation to our operating performance and to the officer’s individual contributions to that performance.

Long-Term Equity Incentives – The goal of long-term equity incentive compensation is to align the interests of the executive officers with our shareholders and to provide the officers with a long-term incentive to manage from the perspective of an owner with an equity stake in the business. It is the belief of the Compensation Committee that stock and other equity-based awards directly motivate an executive to maximize long-term shareholder value. The philosophy of the Compensation Committee in administering our 2024 Plan is to tie the number of stock options and shares of stock awarded to each employee to our performance and to the individual employee’s contribution to our performance.

Compensation of Pure Cycle’s Executive Officers

In making base salary recommendations the Compensation Committee exercises its discretion and judgment primarily based upon individual performance and other factors as deemed relevant by the Compensation Committee. In formulating recommendations for bonus compensation and long-term equity incentives for each executive officer, the Compensation Committee considers a number of factors, including, among other things, the efforts of the individual in pursuing projects to achieve our long-term goals, and the progress made by us and the individual in achieving the objectives established by the Compensation Committee for the fiscal year (as discussed below). Beginning in fiscal year 2025 the Compensation Committee reviewed key metrics including ROE and EBITDA, in their evaluation of executive performance. These measures aided in determining the amount of bonuses for fiscal year 2025 and will be used to evaluate compensation and to determine long-term equity awards in future years.

In September 2025, the Compensation Committee reviewed our operating results for fiscal year 2025 and evaluated our success in reaching various financial ratios and metrics for our water, land development and single-family rental segments and non-financial objectives such as completion of milestones at Sky Ranch and enhancements to the Company’s water portfolio. The Compensation Committee determined that a cash bonus was warranted for the CEO after considering, among other things, our progress on the second development phases at Sky Ranch, with Phase 2A completed, Phase 2B substantially completed, Phase 2C having completed the Finished Lot closing and 82% of the overall phase being complete by fiscal year end, and Phase 2D having completed 43% of the overall phase being completed by fiscal year end. The Compensation Committee recommended, and the board authorized, Mr. Harding’s base salary of $525,000 for fiscal 2026, awarded a discretionary cash bonus of $300,000 (paid in September 2025), and awarded him 10,000 unrestricted shares of common stock.

After consideration of our solid financial performance in fiscal year 2025 and the achievement of our strategic objectives, the CFO’s base salary was increased from $310,000 to $319,300 for fiscal 2026 and he was awarded a discretionary cash bonus of $5,000 (paid in September 2025). The Compensation Committee also awarded a $10,000 discretionary cash bonus (paid in January 2025) for Mr. Spezialy’s efforts in filing Pure Cycle’s Annual Report on Form 10-K for fiscal year ended August 31, 2024 and will consider additional compensation and equity awards following the filing of Pure Cycle’s Annual Report on Form 10-K for the fiscal year ended August 31, 2025.

Stock Ownership Guidelines for Executive Officers

While we have not established stock ownership guidelines for our executive officers, at August 31, 2025, our CEO owns stock with a market value of approximately 22 times his base salary, which is in excess of the six times base salary multiple that is the median multiple for CEO’s of the Top 100 of S&P 500 companies.

Insider Trading Policy

We have adopted an Insider Trading and Non-Disclosure Policy and Procedure (“Insider Trading Policy”) containing policies and procedures governing the purchase, sale and/or other dispositions of our securities by our directors, officers and employees. Such policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us.

The Insider Trading Policy also prohibits directors, officers and employees from engaging in short sales of our securities, buying or selling put or call options of our securities, buying financial instruments designed to hedge or offset any decrease in the market value of our securities, holding our securities in a margin account or pledging our securities as collateral, or engaging in frequent trading (for example, daily or weekly) to take advantage of fluctuations in share price.

A copy of the Insider Trading Policy is filed as Exhibit 19.1 to our most recent Annual Report on Form 10-K and is also available on our website at www.purecyclewater.com.

Policies and Practices for Granting Stock Options and Stock Appreciation Awards.

During the fiscal years ended August 31, 2025 and August 31, 2024, we did not award any stock options or stock appreciation rights to our NEOs and therefore do not have a formal written policy in place with regard to the timing of such awards in relation to the disclosure of material nonpublic information. Nonetheless, the Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about the Company that has not been publicly disclosed. Previous awards of stock options have generally been made and at the same time that the Company has issued other types of equity awards as part of its ordinary annual grant practices. Stock option grants, if made, are effective on the date the award determination is made by the Compensation Committee, and the exercise price of stock options is the closing market price of the Company’s common stock on the business day of the grant or, if the grant is made on a weekend or holiday, on the prior business day.

Employment and Severance Agreements

We do not have any written employment, change of control, severance, or other similar agreement with our executive officers.

Executive Compensation Tables

Summary Compensation Table

The following summary compensation table summarizes the compensation paid to our NEOs for the fiscal years ended August 31, 2025 and August 31, 2024.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards (1) ($)	Option Awards ($)	All Other Compensation (2) ($)	Total ($)
Mark W. Harding	2025	$525,000	$300,000		$114,300	$-	$25,716	$965,016
President and CEO	2024	$525,000	$675,000		$-	$-	$2,500	$1,202,500

Marc S. Spezialy	2025	$310,000	$15,000	(3)	$-	$-	$2,500	$327,500
Vice President and CFO	2024	$275,000	$31,800		$-	$-	$2,500	$309,300
(1)	Amounts in this column are the aggregate grant date fair market value of restricted stock awards granted in fiscal 2025, calculated in accordance with FASB ASC 718, utilizing the assumptions discussed in Note 8 to the Company’s consolidated financial statements for the fiscal year ended Augst 31, 2025.
(2)	The other compensation in both years presented for Mr. Harding and Mr. Spezialy consists of our matching contribution to the 401(k) Plan and medical insurance premiums for Mr. Harding and his dependents.
(3)	Includes $10,000 paid in January 2025 following the completion of the fiscal year 2024 audit.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes certain information regarding outstanding option awards held by our NEOs at August 31, 2025.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Mark W. Harding	50,000	—	$5.61	10/12/2026
Mark W. Harding	50,000	—	$7.60	9/27/2027
Mark W. Harding	50,000	—	$11.15	9/26/2028
Mark W. Harding	50,000	—	$10.35	9/27/2029
Mark W. Harding	30,000	-	$9.00	9/23/2030
Mark W. Harding	75,000	-	$13.37	9/15/2031
	305,000	-

Pay versus Performance Table

Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO (1)	Average Summary Compensation Table Total for other NEOs (2)	Average Compensation Actually Paid to other NEOs (3)	Value of initial fixed $100 investment based on Total Shareholder Return	Net Income (in thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2025	$965,016	$1,174,751	$326,319	$326,319	$(3)	$13,110
2024	$1,202,500	$1,144,442	$309,300	$309,300	$(3)	$11,613
2023	$1,052,500	$1,050,895	$435,168	$(26,067)	$6	$4,699

(1)	The Summary Compensation Table totals reported for the CEO for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate compensation actually paid:

Year	Fair Value of covered year Unvested Equity Awards for CEO	Fair Value of the covered year Vested Equity Awards for CEO	Change in Fair Value of covered year Unvested Equity Awards for CEO	Change in Fair Value of covered year Vested Awards for CEO	Amounts reported in the Summary Compensation Table for Equity Awards for CEO	Equity Value Included in Compensation Actually Paid to CEO
(a)	(b)	(c)	(d)	(e)	(f)	(g) = (b)+(c)+(d)+(e)-(f)
2025	$-	$114,300	$-	$95,435	$-	$209,735
2024	$-	$-	$(5,337)	$(52,721)	$-	$(58,058)
2023	$-	$-	$25,885	$(27,490)	$-	$(1,605)

(2)	Other NEOs were Mr. Spezialy in 2025, Mr. Spezialy in 2024, and Mr. Spezialy and Mr. McNeill in 2023.

(3)	The Summary Compensation Table totals reported for the other NEOs for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate compensation actually paid:

Year	Fair Value of covered year Unvested Equity Awards for other NEOs	Fair Value of the covered year Vested Equity Awards for other NEOs	Change in Fair Value of covered year Unvested Equity Awards for other NEOs	Change in Fair Value of covered year Vested Awards for other NEOs	Amounts reported in the Summary Compensation Table for Equity Awards for other NEOs	Equity Value Included in Compensation Actually Paid to other NEOs
(a)	(b)	(c)	(d)	(e)	(g)	(h) = (b)+(c)+(d)+(e)+(f)-(g)
2025	$-	$-	$-	$-	$-	$-
2024	$-	$-	$-	$-	$-	$-
2023	$-	$98,900	$-	$(2,875)	$494,500	$(461,234)

Pay versus Performance Narrative

The relationship between compensation actually paid and the pay of our NEOs is described below:

Relationship Between Compensation Paid to the CEO and Average Other Named Officers and the Corporation’s Cumulative Total Shareholder Return (“TSR”) - In fiscal years 2025 and 2024, the compensation actually paid to the CEO decreased slightly despite our TSR staying relatively unchanged. This is due to the CEO being primarily paid in cash due to his substantial ownership in the Company. In 2025, the compensation paid to other NEO’s was slightly higher than 2024 manly due to inflation adjusted annual salary increases. In 2023, the compensation paid to other NEOs was lower than the Summary Compensation Total due to the average of the compensation paid to our two CFOs during 2023.

The chart below shows the relationship between the compensation actually paid to the CEO and the average compensation actually paid to our other NEOs, on one hand, and the Corporation’s cumulative TSR (total shareholder return, based on an initial investment of $100) over the two most recently completed financial years.

Relationship Between Compensation Actually Paid to the CEO and Average Other Named Officers and the Corporation’s Net Income - The changes in compensation actually paid to the CEO and our other NEOs in fiscal year 2025 were largely driven by equity award-related adjustments, and to a lesser extent by variability in annual salary and bonus. As a result, such changes are not directly related to the changes in our net income.

The chart below shows the relationship between the compensation actually paid to the CEO and the average compensation actually paid to our other NEOs, on one hand, and the Corporation’s net income over the two most recently completed financial years.

REPORT OF THE AUDIT COMMITTEE1

The Audit Committee of the board of directors is comprised of independent directors and operates under a written charter adopted by the board of directors. The Audit Committee Charter is reassessed and updated as needed in accordance with applicable rules of the SEC and Nasdaq.

The Audit Committee serves in an oversight capacity. Management is responsible for our internal controls over financial reporting. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon. The Audit Committee’s primary responsibility is to monitor and oversee these processes and to select and retain our independent auditors. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements and discussed not only the acceptability but also the quality of the accounting principles, the reasonableness of the significant judgments and estimates, critical accounting policies and the clarity of disclosures in the audited consolidated financial statements prior to issuance.

The Audit Committee reviewed and discussed the audited consolidated financial statements as of and for the fiscal year ended August 31, 2025, with our independent auditors, Forvis Mazars, LLP (“Forvis Mazars”) (formerly known as FORVIS, LLP), and discussed not only the acceptability but also the quality of the accounting principles, the reasonableness of the significant judgments and estimates, critical accounting policies and the clarity of disclosures in the audited consolidated financial statements prior to issuance.

The Audit Committee discussed with Forvis Mazars the matters required to be discussed by the applicable requirements of the PCAOB Auditing Standards, the Nasdaq listing rules and the SEC. The Audit Committee has received written disclosures and a letter from Forvis Mazars required by the applicable requirements of the PCAOB regarding independent auditor communications with the Audit Committee concerning independence and has discussed Forvis Mazars’ independence with Forvis Mazars. The Audit Committee has also considered whether Forvis Mazars’ provision of other non-audit services to the Company is compatible with maintaining auditor independence and has concluded that the provision of non-audit services by Forvis Mazars was compatible with the maintenance of independence in the conduct of their auditing functions.

Based on the foregoing, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in our Form 10-K for the fiscal year ended August 31, 2025.

/s/ Susan D. Heitmann (Chair)	/s/ Patrick J. Beirne	/s/ Frederick A. Fendel III

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

It is our policy as set forth in our Code of Business Conduct and Ethics that actual or apparent conflicts of interest are to be avoided if possible and must be disclosed to the board of directors. Pursuant to the Code of Business Conduct and Ethics and the Audit Committee Charter, any transaction involving a related party must be reviewed and approved or disapproved by the Audit Committee. Additionally, the Audit Committee Charter requires the Audit Committee to review any transaction involving us and a related party at least once a year or upon any significant change in the transaction or relationship. The Code also provides non-exclusive examples of conduct which would involve a potential conflict of interest and requires any material transaction involving a potential conflict of interest to be approved in advance by the board. If a waiver from the Code of Business Conduct and Ethics is granted to an executive officer or director, the nature of the waiver will be disclosed on our website at www.purecyclewater.com, in a press release, or on a current report on Form 8-K.

1 This report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, irrespective of any general incorporation language in any such filing, except to the extent we specifically reference this report.

We annually require each of our directors, director nominees, and executive officers to complete a directors’ and officers’ questionnaire that solicits information about related party transactions. Our board of directors and outside legal counsel review all transactions and relationships disclosed in the directors’ and officers’ questionnaire, and the board makes a formal determination regarding each director’s independence. If a director is determined to be no longer independent, such director, if he or she serves on any of the Audit Committee, the Nominating Committee, or the Compensation Committee, will be removed from such committee prior to (or otherwise will not participate in) any future meeting of the committee. If the transaction presents a conflict of interest, the board of directors will determine the appropriate response.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our board of directors currently has seven members. The board of directors nominates the following persons currently serving on the board for re-election to the board: Mark W. Harding, Patrick J. Beirne, Wanda J. Abel, Frederick A. Fendel III, Susan D. Heitmann, Daniel R. Kozlowski, and Jeffrey G. Sheets.

The principal occupation and other information about each of the nominees for election to the board of directors, including the period during which each has served as a director, can be found beginning on page 5.

The proxy cannot be voted for more than the seven nominees named. Directors are elected for one-year terms or until the next annual meeting of the shareholders and until their successors are elected and qualified. All of the nominees have expressed their willingness to serve, but if because of circumstances not contemplated, one or more nominees is not available for election, the proxy holders named in the proxy card intend to vote for such other person or persons as the board of directors may nominate unless the board chooses to reduce the number of directors serving on the board.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION AS DIRECTORS OF THE PERSONS NOMINATED.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Action is to be taken by the shareholders at the Meeting with respect to the ratification and approval of the selection by the Audit Committee of our board of directors of Forvis Mazars to be our independent registered public accounting firm for the fiscal year ending August 31, 2026. In the event of a negative vote on such ratification, the Audit Committee of the board of directors will reconsider its selection. A representative of Forvis Mazars is expected to be present at the Meeting. The Forvis Mazars representative will have the opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions.

Our Audit Committee reviews and approves in advance the audit scope, the types of non-audit services, if any, and the estimated fees for each category for the coming year. For each category of proposed service, Forvis Mazars is required to confirm that the provision of such services does not impair the auditors’ independence.  The Audit Committee carefully considered that firm’s qualifications as our independent registered public accounting firm. This included a review of its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Forvis Mazars in all of these respects. The Audit Committee’s review included inquiry concerning any litigation involving Forvis Mazars and any proceedings by the SEC against the firm.

Forvis Mazars has no direct or indirect financial interest in us and does not have any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Neither Pure Cycle, nor any officer, director nor associate of ours, has any interest in Forvis Mazars.

Audit Fees – The following table sets forth the aggregate fees we were billed by Forvis Mazars for the fiscal years ended August 31, 2025 and 2024:

	For the Fiscal Years Ended August 31,
	2025	2024
Audit Fees(1)	$291,000	$305,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees(2)	14,550	29,425
Total	$305,550	$334,425

(1)	Includes fees for the audit of our annual consolidated financial statements, the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q, and consents and other services normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years, regardless of when the fees were billed or paid or when the related services were rendered.
(2)	All other fees consist of administrative fees in fiscal 2025 and 2024 and fees associated with the filing of the Company's S-8 in fiscal 2024.

Pre-Approval Policy – The Audit Committee has established a pre-approval policy that is set forth in the Audit Committee Charter. In accordance with the policy, the Audit Committee pre-approved 100% of the audit, non-audit and internal control related services provided by our independent public accounting firm prior to the engagement of the independent public accounting firm with respect to such services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The following proposal provides our shareholders with the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We urge shareholders to read the “EXECUTIVE COMPENSATION” section beginning on page 12 of this proxy statement, as well as the Summary Compensation Table and other related compensation tables and narrative, beginning on page 14 of this proxy statement, which provide detailed information on the compensation of our named executive officers. Our compensation programs are designed to support our business goals and promote our short- and long-term profitable growth.

We are asking shareholders to approve the following advisory resolution at the Meeting:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Pure Cycle’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the disclosure under the heading “EXECUTIVE COMPENSATION” and in the compensation tables and accompanying narrative discussion in Pure Cycle’s Definitive Proxy Statement.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is not binding on us or our board of directors. The say-on-pay proposal is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the executive compensation policies, practices, and plans described in this proxy statement. Although this proposal is non-binding, the board of directors will carefully review and consider the voting results when making future decisions regarding our executive compensation programs. Based on the advisory vote of the shareholders regarding the frequency of say-on-pay votes at the annual meeting of shareholders held in January 2020, the board of directors determined that it would conduct an advisory vote on executive compensation on an annual basis. Notwithstanding the foregoing, the board of directors may decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 – FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act provides that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, at least once every six years for their preference as to how frequently we should seek shareholder say-on-pay votes. By voting with respect to this Proposal 4, shareholders may indicate whether they would prefer that we conduct say-on-pay votes every one, two, or three years. Shareholders also may, if they desire, abstain from casting a vote on this proposal.

After consideration of the various arguments supporting each frequency level, the board of directors recommends that future say-on-pay votes occur every three years. We believe that conducting a say-on-pay vote every three years reflects the appropriate time frame to enable us to evaluate the results of the most recent say-on-pay vote, to develop and implement any adjustments to our compensation programs that may be appropriate in light of the say-on-pay vote, and for shareholders to evaluate the effects of any changes to our compensation program, especially compensation goals related to long-term motivation. In this regard, because the say-on-pay vote occurs after we already have implemented our executive compensation program for the current year, we expect that in many cases it may not be appropriate or feasible to fully address and respond to an annual say-on-pay vote by the time of the following year’s annual meeting of shareholders.

Although we currently believe that holding a say-on-pay vote every three years reflects the right balance of considerations in the normal course, the board of directors will determine the frequency of future votes on executive compensation after taking into consideration the preferences of the shareholders as reflected by the results of the advisory vote on the frequency of future say-on-pay votes at the Meeting. The proxy card provides shareholders with the opportunity to choose among four options (holding future say-on-pay votes every one, two, or three years, or abstaining). The option that receives the most votes cast at the Meeting will be considered the frequency preferred by the shareholders.

The shareholder vote on the frequency of future say-on-pay votes is advisory and not binding on the Company or the board of directors. Notwithstanding the recommendation of the board of directors and the outcome of the shareholder vote, the board of directors may decide to conduct say-on-pay votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS RECOMMENDs A vote for the option of once every three years ON PROPOSAL NO. 4 REGARDING THE FREQUENCY OF THE SHAREHOLDER ADVISORY VOTE ON APPROVAL OF COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ACTION TO BE TAKEN UNDER THE PROXY

The proxy will be voted “FOR” the individuals nominated by the board, “FOR” approval of Proposals 2 and 3, and for once every THREE years with respect to Proposal 4, unless the proxy is marked in such a manner as to withhold authority to so vote. The proxy will also be voted in connection with the transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof. We know of no other matters, other than the matters set forth above, to be considered at the Meeting. If other matters properly come before the Meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on such matter. The persons named in the accompanying proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.

OTHER INFORMATION

Delinquent Section 16(a) Reports

The Company’s directors and executive officers and persons who are beneficial owners of more than 10% of common stock are required to file reports of their holdings and transactions in common stock with the SEC and furnish the Company with such reports. Based solely upon the review of the copies of the Section 16(a) reports received by the Company and written representations from these persons, the Company believes that during the fiscal year ended August 31, 2025, all the directors, executive officers and 10% beneficial owners complied with the applicable Section 16(a) filing requirements.

Shareholder Proposals and Nomination of Directors

Shareholders who wish to present proposals pursuant to Rule 14a-8 promulgated under the Exchange Act for consideration at our 2027 annual meeting of shareholders must submit the proposals in proper form to us at the address set forth on the first page of this proxy statement not later than August 6, 2026, or, if the date of that meeting is more than 30 calendar days before or after January 14, 2027, a reasonable time before we begin to print and mail our proxy materials with respect to that meeting, in order for the proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2027 annual meeting of shareholders.

In accordance with our bylaws, nominations for election to the board of directors and shareholder proposals submitted outside the processes of Rule 14a-8 must be received at our principal executive offices by August 6, 2026, but not before June 7, 2026, together with all supporting documentation and information required by our bylaws. If the date of the 2027 annual meeting is more than 30 calendar days before or after January 14, 2027, such nominations or proposals shall be received by us no later than the close of business on the later of the 90th day prior to such annual meeting date or the 15th day following the day on which public announcement of such annual meeting date is first made. Any proposals received outside of these dates will be considered untimely and will not be considered at the meeting.

Delivery of Materials to Shareholders with Shared Addresses

We utilize a procedure approved by the SEC called “householding,” which reduces our printing and postage costs. Shareholders who have the same address and last name will receive one copy of the Important Notice Regarding the Availability of Proxy Materials or one set of printed proxy materials unless one or more of these shareholders has provided contrary instructions. If you wish to receive a separate copy of this proxy statement, the Notice, or our most recent Annual Report on Form 10-K, or if you are receiving multiple copies and would like to receive a single copy, please contact our transfer agent at 1-877-830-4932, or write to or call our Corporate Secretary at the address or phone number set forth above. If your shares are owned through a bank, broker or other nominee, you may request householding by contacting the nominee.

Availability of Annual Report and Other Documents

Our most recent Annual Report on Form 10-K is available, free of charge, at www.purecyclewater.com, or at the SEC’s website, www.sec.gov. In addition, we will furnish a copy of our most recent Annual Report on Form 10-K to any shareholder free of charge and a copy of any exhibit to such Annual Report on Form 10-K upon payment of reasonable expenses incurred in furnishing such exhibit(s). You may request a copy of the Annual Report on Form 10-K or any exhibit thereto by writing our Corporate Secretary at Pure Cycle Corporation, 34501 E. Quincy Avenue, Bldg. 1, Suite D, Watkins, CO 80137, or by emailing info@purecyclewater.com. We also make available on our website copies of the charters of the Audit, Compensation and Nominating Committees of the Board, our Code of Business Conduct and Ethics, Audit Committee Whistleblower Policy, Shareholder Communications Policy and our Corporate Governance Guidelines. Our website and the information contained on or connected to our website are not incorporated by reference herein and our web address is included as an inactive textual reference only.

VIEW MATERIALS & VOTE w SCAN TO PURE CYCLE CORPORATION C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D63118-P63607 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PURE CYCLE CORPORATION The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) 04) Mark W. Harding Patrick J. Beirne Wanda J. Abel Frederick A. Fendel III 05) 06) 07) Peter C. Howell Daniel R. Kozlowski Jeffrey G. Sheets The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain ! ! ! ! ! ! 2. Ratification of appointment of Plante & Moran PLLC as the independent registered public accounting firm for the fiscal year ending August 31, 2022. 3. Approval, on an advisory basis, of compensation of the Company's named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com. D63119-P63607 PURE CYCLE CORPORATION Annual Meeting of Shareholders January 11, 2023 2:00 PM This proxy is solicited by the Board of Directors Mark W. Harding and Kevin B. McNeill, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Pure Cycle Corporation to be held on January 11, 2023 at 2:00 PM Mountain Standard Time at the offices of Pure Cycle Corporation, 34501 E. Quincy Avenue, Bldg. 34, Watkins, CO 80137, or at any postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no instructions are specified, this proxy will be voted FOR the election of all nominees under Proposal 1, FOR Proposal 2 and FOR Proposal 3. If any other matters properly come before the meeting, this proxy will be voted by the above named proxies in their discretion. Continued and to be signed on reverse side